The Committee to Enhance ITEX                                                                                                                                                                                                                                               EXHIBIT 99.4

C/O David Polonitza

23 Retford Ave.

Cranford, NJ 07016

TELEPHONE (502) 460-3141

FAX (239) 461-0083

September 8, 2010

                                                                                                      Transmitted by Fax and Federal Express

Board of Directors of ITEX Corporation
3326 160th Avenue SE
Suite 100
Bellevue, WA 98008

Attention: Corporate Secretary

Re:  Demand for Shareholder List

Dear Secretary,

This letter will advise you that the Committee to Enhance ITEX (the “Committee” or “we”), led by David Polonitza, Rahul Pagidipati, Alnesh Mohan, Pagidipati Family, LP, MPIC Fund I, LP, MPIC Canadian LP, Corner Market Capital, Inc., Corner Market Capital, U.S., Inc., and Corner Market Capital Corp., intends to solicit proxies to elect a slate of three nominees to the board of directors of ITEX Corporation (the "Corporation") at the  2010 Annual Meeting of Stockholders of the Company, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “2010 Annual Meeting”). A Schedule 14A was filed today with the Securities and Exchange Commission (the "SEC") by the Committee and a press release was issued describing the identity of the participants in this solicitation and their beneficial ownership of the stock of the Corporation. Copies of the Schedule 14A and the press release are enclosed for your information.

We plan to promptly file a preliminary proxy statement with the SEC relating to its solicitation of proxies from the stockholders of the Corporation for use at the 2010 Annual Meeting.

In connection with our solicitation, we request the following information:

Demand for Stockholder Information

Pursuant to applicable law including, without limitation, Rule 14a-7 of the Securities Exchange Act of 1934 ("Exchange Act"), Section 78.105 of the General Corporation Law of Nevada and Nevada common law, I, as a beneficial holder of greater than five percent (5%) of the Corporation's common stock, par value $ .01 per share ("Common Stock"), hereby request to receive copies of the following:

1.       A complete record or list of the record holders and beneficial holders of Common Stock including banks, brokers and similar entities, certified by the Corporation's transfer agent, showing the name and address of each holder, together with email address, if available, and the number of shares of         Common Stock registered in the name of each record and beneficial holder as of the most recent date that such list is available to the Corporation. I also demand that a copy of such record or list as of the record date for the Annual Meeting ("Record Date") be delivered to me within five (5) days after the Record Date.

2.       Computer lists (saved on magnetic computer tape, computer discs, CDs or the like) of the record holders and beneficial holders of Common Stock as of the most recent date that such lists are available. I also demand that a copy of these computer lists as of the Record Date be delivered to me within five (5) days after the Record Date. All computer lists produced by the Corporation should show the name and address of each holder, together with email address, if available, and the number of shares of Common Stock held by each holder. In addition to the foregoing, I demand such computer processing data (from which information can be obtained or translated through detection devices into a reasonably usable form) as is necessary to make use of such computer lists, discs or CDs and a printout of the computer lists.

3.       All transfer sheets in the possession of the Corporation or its transfer agent showing changes in the lists of holders of Common Stock referred to above from the date of such lists to the Record Date.

4.       All information in or which comes into the Corporation's possession or control or which can reasonably be obtained from nominees of any central certificate depository system concerning the number and identities of the actual beneficial owners of Common Stock, including a breakdown of any holdings in the name of Cede & Co. or any other clearing agency or other similar nominee, and a list or lists containing the name and address of each participant, together with email address, if available, and the number of shares of Common Stock attributable to such participant, in any employee stock ownership or comparable plan of the Corporation in which the voting of Common Stock is controlled, directly or indirectly, individually or collectively, by the participants in the plan.

5.       As promptly as practicable, any and all omnibus proxies and correspondent participant listings with respect to all nominees and respondent banks which are currently in effect.

6.       All lists, tapes, disks and other data in or which comes into the possession or control of the Corporation or reasonably obtainable or available pursuant to Rules 14b-1 and 14b-2 of the Exchange Act regarding the names and addresses of, together with email address, if available, and number of shares of Common Stock held by, each of the beneficial owners of shares of Common Stock who has not objected to having his name disclosed (the "NOBO list").

7.       A statement pursuant to Rule 14a-7(a)(1)(ii) of the approximate number of record holders and beneficial holders of the Common Stock as of the most recent date available and as of the Record Date.

8.       A list pursuant to Rule 14a-7(a)(2)(ii) of the names, addresses and security positions of the record holders, including banks, brokers and similar entities, of the Common Stock as of the most recent date available and as of the Record Date which have been or are to be solicited on the Corporation's behalf.

9.       Any "stop transfer" list or stop list relating to the shares of Common Stock.

10.   All additions, changes and corrections to any of the information requested pursuant to paragraphs 1 through 8 above from the date hereof until the undersigned requests termination of the transmission of such materials.

The purpose of this demand is to permit the undersigned to communicate with other stockholders of the Corporation on matters relating to their interests as stockholders, including but not limited to, the composition of the board of directors.

Please note that you are required under applicable SEC rules to deliver to us the information set forth above within five (5) business days of your receipt of this request, i.e., by Wednesday, September 15, 2010.

Enclosed as Schedule A is a declaration as required by Rule 14a-7(c)(2). We hereby confirm that we will comply with the requirements of Rule 14a-7(d) to the extent the Corporation provides to us the information set forth in Rule 14a-7 and will reimburse the Corporation its reasonable expenses incurred in connection with the production of the requested materials.

Please direct any questions regarding the foregoing request to Charles Phoenix, Esq., Phoenix Law PLLC, 12800 University Drive, Suite 260, Fort Myers, Florida 33907; Phone: (239)461-0101 Fax: (239) 461-0083.

Please send the stockholder information requested above to David Polonitza, 23 Retford Ave., Cranford, NJ 07016; Phone (502) 460-3141; e-mail polonitza@enhanceitex.com.

Sincerely,

Committee TO ENHANCE ITEX

/s/ David Polonitza

----------------------------

    By:  David Polonitza

/s/ Alnesh Mohan

----------------------------

    By:  Alnesh Mohan

/s/ Rahul Pagidipati

----------------------------

    By:  Rahul Pagidipati

SCHEDULE A

DECLARATION OF DAVID POLONITZA

I, DAVID POLONITZA, declare under penalty of perjury, under the laws of the State of New Jersey, that the following statements are true and correct:

1.       I am a member of The Committee to Enhance ITEX. I am a beneficial owner 127,635 shares of common stock of ITEX Corporation.

2.       Attached hereto as Exhibit A is a true and correct copy of Schedule 14A that David Polonitza and The Committee to Enhance ITEX filed with the Securities and Exchange Commission on September 8, 2010, which sets forth the press release issued on September 8, 2010, the proposal that will be made by The Committee to Enhance ITEX at the Annual Meeting of Stockholders of ITEX Corporation, or at any and all adjournments, postponements, continuations or reschedulings thereof, and the identity of the participants in this solicitation and their beneficial ownership of the stock of the Corporation.

3.       As required by SEC Rule 14a-7(c)(2):

A.      I hereby attest that I will not use the security holder list information for any purpose other than to solicit security holders with respect to the same meeting or action by consent or authorization for which ITEX Corporation is soliciting or intends to solicit or to communicate with security holders with respect to its 2010 Annual Meeting of Stockholders.

B.      I further attest that I will not disclose such security holder list information to any person other than a beneficial owner for whom the request was made and an employee or agent of The Committee to Enhance ITEX to the extent necessary to effectuate the communication or solicitation.

 DATED this 8th day of September, 2010, at Cranford, New Jersey.

                          /s/ David Polonitza

                          ------------------------

                          David Polonitza

                          The Committee to Enhance ITEX

DECLARATION OF RAHUL PAGIDIPATI

I, RAHUL PAGIDIPATI, declare under penalty of perjury, under the laws of the State of Massachusetts, that the following statements are true and correct:

1.       I am a member of The Committee to Enhance ITEX. I am a beneficial owner 139,799 shares of common stock of ITEX Corporation.

2.       Attached hereto as Exhibit A is a true and correct copy of Schedule 14A that David Polonitza and The Committee to Enhance ITEX filed with the Securities and Exchange Commission on September 8, 2010, which sets forth the press release issued on September 8, 2010, the proposal that will be made by The Committee to Enhance ITEX at the Annual Meeting of Stockholders of ITEX Corporation, or at any and all adjournments, postponements, continuations or reschedulings thereof, and the identity of the participants in this solicitation and their beneficial ownership of the stock of the Corporation.

3.       As required by SEC Rule 14a-7(c)(2):

A.      I hereby attest that I will not use the security holder list information for any purpose other than to solicit security holders with respect to the same meeting or action by consent or authorization for which ITEX Corporation is soliciting or intends to solicit or to communicate with security holders with respect to its 2010 Annual Meeting of Stockholders.

B.      I further attest that I will not disclose such security holder list information to any person other than a beneficial owner for whom the request was made and an employee or agent of The Committee to Enhance ITEX to the extent necessary to effectuate the communication or solicitation.

DATED this 8th day of September, 2010, at Boston, Massachusetts.

                          /s/ Rahul Pagidipati

                          ------------------------

                          Rahul Pagidipati

                          The Committee to Enhance ITEX

DECLARATION OF ALNESH MOHAN

I, ALNESH MOHAN, do solemnly declare that the following statements are true and correct:

1.       I am a member of The Committee to Enhance ITEX. I am a beneficial owner 94,380 shares of common stock of ITEX Corporation.

2.       Attached hereto as Exhibit A is a true and correct copy of Schedule 14A that David Polonitza and The Committee to Enhance ITEX filed with the Securities and Exchange Commission on September 8, 2010, which sets forth the press release issued on September 8, 2010, the proposal that will be made by The Committee to Enhance ITEX at the Annual Meeting of Stockholders of ITEX Corporation, or at any and all adjournments, postponements, continuations or reschedulings thereof, and the identity of the participants in this solicitation and their beneficial ownership of the stock of the Corporation.

3.       As required by SEC Rule 14a-7(c)(2):

A.      I hereby attest that I will not use the security holder list information for any purpose other than to solicit security holders with respect to the same meeting or action by consent or authorization for which ITEX Corporation is soliciting or intends to solicit or to communicate with security holders with respect to its 2010 Annual Meeting of Stockholders.

B.      I further attest that I will not disclose such security holder list information to any person other than a beneficial owner for whom the request was made and an employee or agent of The Committee to Enhance ITEX to the extent necessary to effectuate the communication or solicitation.

And I make this solemn declaration conscientiously believing it to be true, and knowing that it is of the same force and effect as if made under oath and by virtue of the Canadian Evidence Act.

DATED this 8th day of September, 2010, in Vancouver, Canada.

                          /s/ Alnesh Mohan

                          ------------------------

                          Alnesh Mohan

                          The Committee to Enhance ITEX